UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

Current Report

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Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2014

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

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North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Annual Meeting

On April 29, 2014, BB&T Corporation, a North Carolina corporation (the “Corporation” or “BB&T”), held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) in Winston-Salem, North Carolina. A total of 573,184,598 of the Corporation’s shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 80.59% of the Corporation’s 711,219,543 shares of Common Stock that were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, BB&T shareholders voted on six proposals and cast their votes as described below. The proposals are described in BB&T’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 17, 2014.

Proposal 1: Election of Directors

Each of the individuals named below was elected to serve as a director of the Corporation for a one-year term expiring at the 2015 Annual Meeting of Shareholders:

Name	Votes FOR	Votes WITHHELD
Jennifer S. Banner	455,207,054	15,104,285
K. David Boyer, Jr.	456,080,741	14,230,598
Anna R. Cablik	400,088,294	70,223,045
Ronald E. Deal	393,195,576	77,115,763
James A. Faulkner	458,443,850	11,867,489
I. Patricia Henry	456,206,040	14,105,299
John P. Howe III, M.D.	456,304,580	14,006,442
Eric C. Kendrick	459,443,107	10,868,232
Kelly S. King	449,887,897	20,423,443
Louis B. Lynn	460,260,186	10,051,153
Edward C. Milligan	458,629,119	11,682,220
Charles A. Patton	460,801,037	9,510,302
Nido R. Qubein	389,563,361	80,747,979
Tollie W. Rich, Jr.	456,958,289	13,353,050
Thomas E. Skains	459,323,071	10,988,269
Thomas N. Thompson	456,617,811	13,693,528
Edwin H. Welch, Ph.D.	457,103,195	13,208,144
Stephen T. Williams	390,560,604	79,750,735

There were 102,799,500 broker non-votes for each director on this proposal.

Proposal 2: Ratification of Auditors

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2014.

Votes FOR	Votes AGAINST	Abstentions
555,232,414	14,319,760	3,631,850

There were no broker non-votes for this proposal.

Proposal 3: Advisory Vote Regarding BB&T’s Executive Compensation Program

Shareholders approved BB&T’s executive compensation program, as described in the Corporation’s annual proxy statement.

Votes FOR	Votes AGAINST	Abstentions
444,216,840	18,979,618	7,158,118

There were 102,799,500 broker non-votes for this proposal.

Proposal 4: Vote to approve an Amendment to BB&T’s Articles of Incorporation to implement a majority voting standard in uncontested director elections

Shareholders approved the Amendment to BB&T’s Articles of Incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections, with a plurality voting standard retained for contested director elections. On April 30, 2014, BB&T filed Amended and Restated Articles of Incorporation to reflect these changes. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3(i).

Votes FOR	Votes AGAINST	Abstentions
461,591,916	3,950,891	4,841,718

There were 102,799,500 broker non-votes for this proposal.

Proposal 5: Shareholder proposal regarding BB&T’s political contributions and related policies and procedures

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.

Votes FOR	Votes AGAINST	Abstentions
186,350,581	267,582,119	16,388,789

There were 102,799,500 broker non-votes for this proposal.

Proposal 6: Shareholder proposal relating to recoupment of executive compensation

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal relating to the recoupment of incentive compensation.

Votes FOR	Votes AGAINST	Abstentions
159,752,970	302,265,311	8,355,645

 There were 102,799,500 broker non-votes for this proposal.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3(i)	Amended and Restated Articles of Incorporation of BB&T Corporation, filed April 30, 2014.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: May 2, 2014